Exhibit 99.1

PURE Bioscience Appoints Sixth New Board Member

— Experienced Business Executive from Food Manufacturing —

SAN DIEGO (October 8, 2013) – PURE Bioscience (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced the appointment of William Otis to its Board of Directors. Mr. Otis is the sixth member to join the Company’s Board of Directors.

Mr. Otis is currently the President and Chief Operating Officer of Patrick Cudahy, LLC and Saratoga Food Specialties. Both companies are food manufacturing companies of John Morrell Food Group and Smithfield Foods. Mr. Otis began his career in 1980 with Oscar Mayer Foods Corporation serving in several operations, finance and marketing positions. In 1995, Mr. Otis joined Patrick Cudahy, serving as Vice President of Sales and Marketing and in 2004 was promoted to President and COO. Mr. Otis also took over the President and COO role at Saratoga Food Specialties in 2012. Mr. Otis earned his Master’s Degree in Business Management from the University of Wisconsin-Madison.

“Food-borne illness is an ever-increasing problem that needs new, safe and effective solutions along the various stages from farm to table,” stated Bill Otis, “I believe PURE’s SDC-based products represents an innovative and exciting opportunity to provide a broad-spectrum antimicrobial solution to pathogen control in the food industry.”

“We believe the addition of Bill Otis to our board elevates the credibility of our SDC technology as a new antimicrobial paradigm in the food industry,” stated Dave Pfanzelter, Chairman of the Board of Directors of PURE. “It is our belief that Bill provides not only the operational experience in mitigation strategies against food contamination, but also the strategic insight in developing and building a sustainable business.”

About PURE Bioscience, Inc.

PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA) and Carbapenem-resistant Enterobacteriaceae (CRE)/NDM-1+. PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety. Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds. As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “expect,” “intend,” “project” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans, acceptance of the Company’s current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Investor Relations

Tom Hemingway, Redwood Investment Group

714.927.9118

Peter C. Wulff, CFO & COO

Pure Bioscience, Inc.

619.596.8600 ext.111